Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in Registration Statement No. 333-79705 of Exactech, Inc. on Form S-3 of our report dated February 16, 2001, appearing in this Annual Report on Form 10-K of Exactech, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP
Certified Public Accountants
Jacksonville, Florida
March 20, 2001